                                                                     Exhibit 4.1

                         SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement"), dated as of August
                                               ---------
28, 1998 is entered into by and between ________________________________________
_______________________________________________________________________ with an address at _____________________________________________________ (the

"Purchaser") and AgriBioTech, Inc., a Nevada corporation with an address at 120
 ---------
Corporate Park Drive, Henderson, Nevada 89014 (the "Company").
                                                    -------

     The Company has privately offered for sale, and the Purchaser has agreed to purchase ______________ (______) Common Stock Purchase Warrants (the "Warrants") of the Company on the terms and conditions herein provided. In connection herewith, the Company and the Purchaser hereby agree as follows:

1.   Purchase and Sale of Warrants.  Upon the basis of the representations and
     -----------------------------
warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Warrants to the Purchaser on the Closing Date (as herein defined) at $2.00 per Warrant, or an aggregate purchase price of $_______ (the "Purchase Price") and, upon the basis of the representations and warranties
      --------------
and subject to the terms and conditions set forth herein, the Purchaser agrees to purchase the Warrants from the Company on the Closing Date at the Purchase Price.

2.   Closing.  The closing of the purchase and sale of the Warrants shall take
     -------
place at 10:00 a.m., New York City Time, on August 31, 1998 as coordinated by Snow Becker Krauss P.C., the Company's counsel, or on such other date or at such other time and place as the Company and the Purchaser may agree upon (such time and date of the closing being referred to herein as the "Closing Date"). Upon
                                                         ------------
payment of the Purchase Price in full in immediately available funds by or on behalf of the Purchaser to the Company by wire transfer to an account specified by the Company to the Purchaser prior to the Closing Date, the Company will promptly cause its Warrant Agent to deliver to the Purchaser on the Closing Date certificates representing the Warrants in such denominations and registered in such names as the Purchaser shall request.

3.   Registration.
     ------------

            (a) Within 30 days after the Closing Date, the Company will file a new registration statement on Form S-3 (including all exhibits thereto and all information and documents incorporated by reference therein, the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), to effect a continuous offering of the shares of Common Stock underlying the Warrants (the "Warrant Shares") and any other securities of the Company (collectively, the "Shares"), held by the Purchaser (and by holders of such other shares of Common Stock as the

            Company may determine in its discretion) pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), providing for sales of shares thereunder to be effected through normal broker transactions, through market makers in the Common Stock, in privately negotiated transactions or any combination thereof. The Company will use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the Commission within 90 days after the Closing Date to remain effective under the Act for a period through the second anniversary of the Closing Date, (or the earlier of the date when all of the Shares have been sold or withdrawn from registration by the Purchaser) (the "Registration Period") provided that such two-year period will be extended by the aggregate number of days during which the Purchaser is prevented from selling Shares as a result of Section 3(b) or 3(c) below, subject to the restrictions imposed on the Purchaser from selling Shares during the Registration Period under this Section 3(a) or under Section 3(b) or 3(c) below. From the Closing Date through the Registration Period, the Purchaser will not sell any Shares pursuant to the Registration Statement unless, at the time of sale, the Registration Statement (and the most recently filed post-effective amendment thereto, if any) has been declared effective by the Commission and no stop orders are in force or pending with respect thereto, if Purchaser has been so advised by the Company.

            (b) During the Registration Period if the Company shall notify the Purchaser's counsel in writing that in its discretionary judgment
            (i) due to a change in circumstances, a pending transaction or otherwise, the Registration Statement as then in effect may contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and (ii) the public disclosure required to correct such potential material misstatement or omission would be injurious or detrimental to the Company (financially or otherwise), then the Purchaser will refrain from selling any Shares pursuant to the Registration Statement or otherwise for the period of time, not to exceed 45 days in each instance, requested by the Company. The Company will use its commercially reasonable efforts to minimize the time period during which the Purchaser is required to refrain from selling Shares under this paragraph and will advise the Purchaser promptly when such restrictions are no longer in effect.

            (c) If, during the Registration Period, the Company advises the Purchaser's counsel on a confidential basis that it intends to commence an underwritten public offering of its Common Stock on its own behalf then

            (in addition to any other restrictions on sale of the Shares under this Agreement or the federal laws then applicable to the Purchaser) the Purchaser will refrain from selling Shares pursuant to the Registration Statement or otherwise for a period of time beginning ten business days before the anticipated effective date with the Commission of the Company's underwritten public offering (as disclosed by the Company or its underwriters to the Purchaser) and ending 90 days after such effective date. The limitations on sale of this Section 3.(c). shall only be applicable to the first such
                 -------------
            underwritten public offering undertaken by the Company.

            (d) During the Registration Period, if Purchaser desires to sell any Shares pursuant to the Registration Statement, the Purchaser shall advise the Chief Executive Officer of the Company in writing at least three business days prior to the filing of the Registration Statement of the name of the person or entity for whose account the Shares will be offered and sold, the number of shares of Common Stock owned by such selling person or entity prior to the consummation of the proposed offering, the number of Shares to be offered for such selling person's or entity's account and the number of shares of Common Stock and (if one percent or more) the percentage of the class to be owned by such selling person or entity after completion of the offering, as well as any other related information required under the Act or the rules and regulations thereunder so as to enable such offer and sale to be made pursuant to the Registration Statement and sales of such Shares by the Purchaser must be made by Purchaser in accordance with the Registration Statement, as supplemented or amended. The Company will then promptly prepare any required supplement to the prospectus constituting a part of the Registration Statement containing the information described above and any other required information which will be furnished to the relevant holder, for use in connection with any such offer and sale. The Purchaser will otherwise promptly furnish to the Company, at the Company's reasonable request, such other information as is required in connection with the preparation of the Registration Statement and any supplement required with respect to the prospectus constituting a part thereof and will cooperate fully with the reasonable requests of the Company, any underwriter or any broker-dealer in respect of such sale.

            (e) Promptly after the Closing Date, the Company shall take all requisite action to list the Warrant Shares for trading on The Nasdaq National Market and shall take such other action it deems appropriate under the Act and any applicable state securities laws to claim an exemption from the registration requirements thereof for the issuance of the Warrant Shares hereunder.

            (f) the Company has not provided and will not provide the Purchaser, except upon the Purchaser's request, with any notice or information from the Company hereunder respecting any contemplated or pending underwritten public offering of Common Stock or of any circumstances, pending transactions or other matters which may cause the Registration Statement as then in effect to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and in such event until advised by the Company, the Purchaser shall strictly maintain the confidentiality of such information and shall make no public disclosures or comments with respect thereto, and shall not otherwise trade in any securities of the Company until such offering is effected or information is otherwise publicly disclosed by the Company, but in any event for not longer than 30 days in the aggregate from when disclosed to the Purchaser.

            (g) The Company will bear all reasonable and customary expenses arising or incurred by it in connection with any registration under the Act of the Shares hereunder, including without limitation, registration fees, printing expenses and the Company's accounting and legal fees and expenses; provided that the Purchaser will bear the expense of any underwriting or brokerage fees, discounts or commissions applicable to its sale of the Warrant Shares and the fees and expenses of any separate legal counsel or accounting firm engaged by the Purchaser.

            (h) The Company agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses and will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred, arising out of (i) a misstatement of a material fact or omission to state a material fact required to be stated in or necessary to make the statements therein not misleading in light of the circumstances in which they were made in the Registration Statement described in
            Section 3(a) above, or any final Prospectus contained in such
            ------------
            Registration Statement, as supplemental or amended, as the case may be, unless the Purchaser was notified by the Company to refrain from selling any Shares pursuant to the Registration Statement as set forth in Section 3(b) above; or (ii) the Registration
                     ------------
            Statement or Prospectus, as supplemented or amended, not being in compliance with the Federal and applicable State securities laws, in all material respects.

            The Company agrees that if any indemnification sought pursuant to this Section 3(h) were for any reason not to be available to the
            ---- ------------
            Purchaser or insufficient to hold it harmless as and to the extent contemplated by this Section, then the Company shall contribute to the amount paid or payable by such Purchaser in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative faults of such parties as well as any other equitable considerations.

4.   Representations and Warranties of the Company. The Company represents and
     ---------------------------------------------
warrants, as  of the date hereof and as of the Closing Date, as follows:

            (a) no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates is required for the execution of this Agreement or the sale of the Warrants to the Purchaser;

            (b) neither the sale of the Warrants nor the performance of the Company's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under (i) the Certificates of Incorporation or bylaws of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company's properties or assets; (iii) any law, treaty, rule or regulation applicable to the Company (other than the federal securities laws, representations and warranties with respect to which are made by the Company solely in paragraphs (e) through (h) of this Section 4), or the requirements of the Nasdaq Stock Market); or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or similar plan by which the Company is bound or to which any property of the Company is subject, in any event above, which violation, conflict or breach would have a material adverse effect on the Company;

            (c) the Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

            (d) the Company has duly authorized the issuance of the Warrants and, when issued and delivered to and paid for by the Purchaser in accordance with the terms hereof, the Warrants will be duly and validly issued, fully paid and non-assessable; the Shares underlying the Warrants when issued and paid for will also be duly and validly issued, fully paid and non-assessable and the issuance of the Warrant Shares to the Purchaser will not be subject to any preemptive or similar rights;

            (e) based in substantial part on Purchaser's representations and warranties below and the provisions in Paragraph 5, the sale of the Warrants by the Company to Purchaser hereunder is not part of a plan or scheme to evade the registration requirements of the Act;

            (f) neither the Company or, to its knowledge, any person acting on behalf of the Company has offered or sold any of the Warrants by any form of general solicitation or general advertising;

            (g) the Company has offered the Warrants for sale only to "accredited investors," as such term is defined in Rule 501(a) under the Act, who by reason or their business and financial experience have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Warrants.

            (h) the Company's Prospectus dated August 14, 1998, included in the Company's Registration Statement on Form S-3 (Registration No. 333-61127 attached hereto as Exhibit "A"); the Company's Annual Report on Form 10-KSB (as amended) for its Fiscal Year Ended June 30, 1997; the Company's proxy statement dated January 20, 1998 for its Annual Meeting held on February 23, 1998; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 (as amended), September 30, 1997 (as amended), December 31, 1997 (as amended) and March 31, 1998 (as amended); the Company's Current Reports on Form 8-K for October 30, 1996 (as amended), May 15, 1997 (as amended), June 18, 1997, August 22, 1997 (as amended), October 22, 1997, December 1, 1997, January 6, 1998 (as amended), January 9, 1998 (as amended), January 26, 1998 (as amended), March 31, 1998, April 8, 1998, May 26, 1998, June 23, 1998 and August 11, 1998
            (collectively, the "Disclosure Documents") have been delivered to Purchaser and, as of the date of each such respective document included therein and when considered together and with this Agreement (and any similar agreements being executed by the Company), such "Disclosure Documents" do not contain any untrue
                            --------------------
            statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made with respect to the Company;

            (i) the Company's Financial Statements for the year ended June 30, 1997, as amended, included in the Disclosure Documents comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and have been prepared, and fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods (except as noted therein) and will not be restated any time within the 120-day period following the Closing Date, if ever except for a change in the law or generally accepted accounting principles ("GAAP");

            (j) except as set forth in the Disclosure Documents or pursuant to this Agreement (or any similar agreements being executed by the Company) since March 31, 1998 (i) the Company has not incurred any material liabilities, direct or contingent except in the ordinary course of business and additional borrowings and increases under the revolving lines of credit of the Company and its subsidiaries, those liabilities incurred in connection with the acquisitions consummated by the Company since March 31, 1998, and borrowings under a revolving credit facility (the Loan and Security Agreement dated June 23, 1998, as amended) with BankAmerica Business Credit Inc., as agent, and Deutsche Services Finances Corporation as administrative agent and a bridge loan obtained from Deutsche Bank A.G. New York Branch on July 3, 1998, and (ii) there has been no material adverse change in the properties, business, results of operations or financial condition of the Company; and

            (k) as of August 7, 1998 (and without giving effect to the sale of Shares of Common Stock hereunder), the Company had a total of 37,424,477 shares of Common Stock issued and outstanding; approximately 7,630,000 shares of Common Stock were reserved for issuance pursuant to existing stock options under the Company's current stock option plans or outside of the plans and approximately an additional 3,743,000 shares were issuable upon exercise of options available for future grant; 400,000 shares of Common Stock were reserved for issuance upon grant of Shares under the Bonus Plan, and 586,500 shares were reserved for issuance pursuant to exercise of outstanding Warrants.

5.   Representations and Warranties of the Purchaser.  The Purchaser represents
     -----------------------------------------------
and warrants that:

            (a) the purchase of the Warrants by the Purchaser is not part of a plan or scheme to evade the registration requirements of the Act;

            (b) the Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Act, who by reason of its business and financial experience has such knowledge, sophistication and experience in business and financial matters as to be fully capable of evaluating the merits and risks of an investment in the Warrants and, having had access to or having been furnished prior to the Closing Date with all such information as it has considered necessary (including, without limitation, the Disclosure Documents), has concluded that it fully understands and is able to bear to those risks;

            (c) the Purchaser is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act ("QIB") although the sale of the Warrants is not being made pursuant to Rule 144A), or an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act);

            (d) the Purchaser understands that the Warrants and underlying Warrant Shares constitute "restricted securities" within the meaning of Rule 144 under the Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or unless an exemption from registration thereunder is available and that a restrictive transfer legend will be placed on the certificates for the Warrants and underlying Warrant Shares and stop transfer orders with respect thereto will be provided to the Company's transfer agent for the Company's Common Stock and Warrants with substantially the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

            (e) in making any subsequent offering or sales of the Warrants and underlying Warrant Shares the Purchaser will be acting only for itself and not as part of a sale or planned distribution in violation of the Act or any applicable state securities laws;

           (f) the Warrants were not offered to the Purchaser by any form of general solicitation or general advertising;

           (g) the Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Warrants;

           (h) the Purchaser is purchasing the Warrants or underlying Warrant Shares not with a view to, or for sale in connection with, any distribution of such securities in violation of the Act or any applicable state securities laws;

           (i) the Purchaser shall not resell or otherwise transfer such Warrants or underlying Warrant Shares within two years after the original issuance of such securities except (i) to the Company or any subsidiary thereof, (ii) pursuant to an exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or any other exemption available, or (iii) pursuant to an effective registration statement under the Securities Act;

           (j) no consent, approval, authorization or order of any court, government agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's affiliates is required for the execution of this Agreement, or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Warrants by the Purchaser; and

           (k) the Purchaser has or, prior to the Closing Date, will have taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligation hereunder.

6.   Conditions of Closing. The obligations of each party  hereunder shall be
     ---------------------
subject to (a) the accuracy in all material respects of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made again on and as of the Closing Date and (b) the performance in all material respects by the other party of its obligations hereunder which must be performed prior to the Closing Date.

7.   Indemnification.
     ---------------

          (a) The Company agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of
          Section 15 of the Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

          (b) The Purchaser agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
          Section 15 of the Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

8.   Survival of Representations and Warranties.  The respective agreements,
     ------------------------------------------
representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement, as of the date they were made, shall survive until the termination of the Registration Period.

9.   Miscellaneous.
     -------------

           (a) This Agreement may he executed in one or more counterparts and such counterparts shall constitute but one and the same agreement and authorized signatures may be evidenced to the other party by facsimile copies thereof; provided that the originally signed signature page of any party is provided to the other party within two business days after original execution.

           (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto and no other person shall have any right or obligation hereunder. Without limiting the foregoing, the rights of Purchaser set forth in Paragraph 2 shall not be transferable to subsequent purchasers of the Warrants. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

           (c) This Agreement obtains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

10.  Governing Law.  This Agreement shall be governed by the internal laws of
     -------------
the State of Nevada.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                 AGRIBIOTECH, INC.



                                 By:
                                    _________________________________________
                                    Johnny R. Thomas, Chief Executive Officer



                                    ____________________________________


                                    By: __________________________

                                    Name: ________________________

                                    Title: _______________________